SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):May 2,  2000


                        INTERCONTINENTAL LIFE CORPORATION
             (Exact name of registrant as specified in its charter)


    Texas                         0-7288                        22-1890938
(State or other                 (Commission                  (I.R.S. Employer
 jurisdiction                   File Number)                Identification No.)
of incorporation)


                701 Brazos, Suite 1400, Austin, Texas       78701
             (Address of principal executive offices)     (Zip Code)


       Registrant's telephone number, including area code: (512) 404-5000



          (Former name or former address, if changed since last report)


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Item 5.  Other Events


Under its Stock Repurchase Plan, InterContinental Life Corporation has purchased, since the inception of the plan, a total of 643,590 shares of its common stock, or approximately 7.8 % of the current number of outstanding shares.

The purchases were made in a series of transactions, either in the open market or in "block" transactions, within the meaning of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The plan, which was approved by the Company's Board of Directors on June 29, 1999, and amended on March 29, 2000, authorizes the repurchase of up to 10% of the issued and outstanding shares of the Company's common stock.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               INTERCONTINENTAL LIFE CORPORATION



                                               By: /s/ JAMES M. GRACE
                                                   James M. Grace
                                                   Vice President and Treasurer



Date: May 2,  2000



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